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                                                                   EXHIBIT 10.22


[HBU HOLLANDSCHE BANK - UNIE N.V. LOGO]


                                CREDIT AGREEMENT

THE UNDERSIGNED:

1. Adventure Two S.A., established in Majuro, Marshall Islands, hereinafter referred to as 'the Borrower',

2. HOLLANDSCHE BANK-UNIE N.V., having its registered office in Amsterdam, the Netherlands, hereinafter referred to as 'HBU'.

HAVE AGREED AS FOLLOWS:

On the basis of the information supplied to HBU, the Borrower is granted a facility on the terms and conditions and at the rates and charges stated in this agreement and the appendix hereto. The facility is granted to finance the refinancing of the M.V. Free Destiny.

FACILITY AMOUNT                                        USD 3,700,000

OVERDRAFT FACILITY

The credit may also be used for drawing short-term loans in USD. The terms and conditions governing these short-term loans will be incorporated in a separate short-term loan agreement.

REDUCTION SCHEME

Except for earlier alteration, the limit of the overdraft facility will be reduced in successive three-monthly instalments according to the below schedule:

8 instalments of USD 75,000, beginning on 27 December 2005,
1 instalment of USD 100,000 on 27 March 2008,
2 instalments of USD 500,000, beginning on 27 June 2008
1 instalment of USD 2,000,000 on 27 December 2008

RATES AND CHARGES

Overdraft facility

-    Current USD debit interest rate, based on the market rate, will be 6.19%
-    Short term loans: libor + 1.95%.
-    Upfront fee:                            0.9%

The upfront fee will be charged after this Credit Agreement has been signed.

SECURITY AND COVENANTS

- All moneys mortgage, on the vessel m.v. "Free Destiny", registered under the flag of the Marshall Islands. IMO number 8128157, call letters V7GD8. Fuller details will be included in the mortgage deed. On this mortgage the laws of the Marshall Islands will be applicable.

     As far as possible HBU's General Conditions applicable to Ship Mortgages are incorporated in the mortgage deed.

-    Joint and several liability Adventure Three S.A.

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-    Pledge of rights and earnings under time charter contracts concluded or to be concluded.

-    Pledge of rights under hull and machinery insurance policy.

-    Pledge of rights under protection and indemnity risk insurance policy.

- Pursuant to Art. 18 of the HBU General Banking Conditions HBU has a right of pledge on all goods and documents of title which are in possession or will come into the possession of HBU or a third party on HBU's behalf from or for the benefit of the Borrower on any account whatsoever and on all present or future claims of the Borrower vis-a-vis HBU on any account whatsoever to secure any obligations of the Borrower to HBU on any account whatsoever. Insofar as such pledge has not been created yet, this agreement shall be considered as an instrument of pledge and, insofar as necessary, as notification of such pledge.

OTHER PROVISIONS

If Freeseas S.A. has not got her Stock Exchange quotation in the first quarter of 2006, the suretyship of USD 500,000 HBU received from the current shareholders of Freeseas S.A. for the credit facility granted to Adventure Three S.A., will also serve for the obligations of the borrower.

- Borrower will give HBU the time charter agreements for inspection. The contents thereof must be acceptable to HBU.

- At any moment at least 60% of the value of the ship must be covering the outstanding facility.

- The Borrower will submit once a year to HBU a surveyor's report of the vessel to be mortgaged to HBU. The contents must be acceptable to HBU.

- There will be no change of ownership with respect to the shares in the companies of the Borrower.

- The enclosed HBU General Credit Provisions dated January 1999 will apply. By signing this Credit Agreement the Borrower declares that he has received a copy of said General Credit Provisions and is fully aware of the contents thereof.

Signature:



Rotterdam, 23 September 2005

HOLLANDSCHE BANK-UNIE N.V.


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Majuro, 26/9                  2005
       ---------------------------




/s/ Ion Varouxakis
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Adventure Two S.A.



The undersigned, Adventure Three S.A., declares that he assumes joint and several liability towards HBU for all sums that the Borrower is now or will at any time hereafter become due to HBU under this credit arrangement.


Majuro, 26/9                  2005
       ---------------------------




/s/ Ion Varouxakis
----------------------------------
Adventure Two S.A.